TERMINATION AGREEMENT

     This Termination Agreement (this "Agreement") dated as of
October 31, 1997 by and between First Source Financial LLP, an
Illinois limited liability partnership ("First Source"), and Optek
Technology, Inc., a Delaware corporation ("Optek");

                                WITNESSETH:

     WHEREAS, Optek and its then subsidiary Optron, Inc. entered into a Secured Credit Agreement dated as of July 1, 1988 with Household Commercial Financial Services, Inc., a Delaware corporation ("Household"), pursuant to which Household loaned amounts to Optek to acquire the business of the Optoelectronics Division of TRW, Inc., which indebtedness was secured by substantially all of the assets of Optek; and

     WHEREAS, to evidence the security granted the parties entered into the Collateral Documents (as defined in the Secured Credit
Agreement);

     WHEREAS, after several amendments, the Secured Credit
Agreement was amended and restated by Amended and Restated
Secured
Credit Agreement dated as of January 20, 1994 between Optek and
Household; and

     WHEREAS, Household subsequently assigned its rights and obligations under the Amended and Restated Secured Credit
Agreement, as amended, and the Collateral Documents to First
Source
by instruments dated March 28, 1995; and

     WHEREAS, Optek has paid in full all amounts borrowed under the above described loan documents (the "Loan Documents") and desires to obtain a release of all remaining obligations under the Loan
Documents, except as set forth herein;

     NOW, THEREFORE, in consideration of the release by First Source of its rights under the Loan Documents, including the release of all claims it may have or could now or in the future assert under Section 4.7 of the Amended and Restated Secured Credit
Agreement, the mutual agreements herein contained, and other good and valuable consideration among the parties, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Additional Payment. Optek agrees to pay to First Source in cash the sum of $1,545,000.00 to be paid as follows: (i) $750,000 to be paid to First Source no later than March 31, 1998; and (ii) the balance to be paid not later than June 30, 1998.

     2. Termination of Loan Documents. The Loan Documents are hereby terminated and of no further force and effect, except the obligations of Optek arising under Section 14.4 and Section 14.5 of the Amended and Restated Secured Credit Agreement, which expressly survive termination of the Amended and Restated Secured Loan Agreement.

     3. Release. First Source for itself and its successors and assigns, hereby fully, finally and forever releases, discharges, quitclaims and covenants not to sue Optek, its officers, directors, agents, employees, attorneys, stockholders, predecessors-in-interest, successors-in-interest, subsidiaries, and indemnitees of, from or with respect to any and all claims, counterclaims, debts, covenants, contracts, promises, agreements, liabilities, actions, demands or causes of action of any kind or character, whether now known or unknown, suspected or unsuspected, arising out of the Loan
Documents, except the obligations of Optek arising under Section
14.4 and Section 14.5 of the Amended and Restated Secured Credit Agreement. First Source warrants and represents that it has not sold, assigned, granted or transferred to any other person, firm or corporation any claim, counterclaim, demand or cause of action covered by the terms of this Agreement.

     4. Further Assurances. From time to time, as and when requested by Optek or by its successors and assigns, First Source shall execute and deliver such releases and other documents and instruments and shall take or cause to be taken all such further and other actions as shall be appropriate or necessary in order to terminate and release all liens, pledges, security interests or claims granted, held or asserted by First Source against the assets of Optek and otherwise to carry out the purposes of this Agreement.

     5. Parties in Interest. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the successors and assigns of First Source and Optek.

     6.   Law to Govern.  THIS AGREEMENT IS BEING MADE IN
ILLINOIS
AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS
OF
THAT STATE WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

     7. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original for all purposes, and each of which shall be binding upon each executing party regardless of whether each party named herein shall sign the same counterpart. Executed signature pages may be detached from one or more counterparts and affixed to a single document, which shall constitute the original counterpart instrument.

     8. Entire Agreement. This Agreement contains the entire understanding of the parties hereto and supersedes all prior agreements of the parties with respect to the subject matter contained herein. Nothing in this Agreement, express or implied, is intended to confer upon any other person other than First Source or Optek rights or remedies under or by reason of this Agreement.

     9. Amendment; Waiver. Any amendment or waiver to this Agreement may be made by, and shall require, the written agreement of each party whose rights are adversely affected thereby.


                              FIRST SOURCE FINANCIAL LLP
                              BY FIRST SOURCE FINANCIAL, INC.,
                              ITS AGENT/ MANAGER


                              By:

                              Name:

                              Title:


                              OPTEK TECHNOLOGY, INC.


                              By:

                              Name:

                              Title: